Exhibit 107
Calculation of Filing Fee Tables

Form S-1
(Form Type)

Momentus Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to be Paid	Equity	Class A common stock, $0.00001 par value per share	457(c)	8,456,112	$1.218 (2)	$10,299,544.42	0.00013810	$1,422.37
Total Offering Amounts						$10,299,544.42		$1,422.37
Total Fee Previously Paid								---
Total Fee Offsets								-
Net Fee Due								$1,422.37

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Class A common stock, par value $0.00001 per share (“Common Stock”), that become issuable by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Common Stock.

(2)	Estimated in accordance with Rule 457(c) of the Securities Act solely for the purpose of calculating the registration fee on the basis of $1.218 per share, which is the average of the high and low prices of Common Stock on October 22, 2025, as reported on the Nasdaq Capital Market.